Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

AKANDA CORP.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Series A Convertible Voting Preferred Shares, no par value ("Preferred Stock")	(1)	457(o)		$	$10,000,000.00	0.000087	$870.00
Fees to be Paid	Equity	Common Shares Underlying Preferred Stock	(2)	Other				0.000087	0.00
Fees Previously Paid	Equity	Common Shares, no par value	(3)	457(o)			15,000,000.00		1,305.00
Fees Previously Paid	Equity	Pre-Funded Warrants to purchase Common Shares	(4)	457(o)			0.00		0.00
Fees Previously Paid	Equity	Common Shares Underlying Pre-Funded Warrants	(5)	457(o)		$	$0.00		$0.00

Total Offering Amounts:							$25,000,000.00		2,175.00
Total Fees Previously Paid:									1,305.00
Total Fee Offsets:									870.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(2)	Pursuant to Rule 457(i) of the Securities Act, no separate registration fee is required for the common stock issuable upon conversion of the Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.
(3)	The registrant is no longer registering these securities.
(4)	The registrant is no longer registering these securities.
(5)	The registrant is no longer registering these securities.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-1	333-299253	10/01/2026		$870.00				$	$
Fee Offset Sources	Akanda Corp.		F-1	333-299253		10/01/2026							1,305.00

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Explanation of the basis for claimed offset:

(1)	The registrant previously registered (a) common shares and/or pre-funded warrants to purchase common shares, and (b) common shares underlying any such pre-funded warrants, for a maximum aggregate offering price of $15,000,000 and a total registration fee of $1,305.00. The registrant is no longer registering these securities. This amendment replaces the securities being offered, and reduces the maximum aggregate offering price from $15,000,000 to $10,000,000.